UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2011

Gartner, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14443	04-3099750

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of principal executive offices, including zip code)
(203) 316-1111
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 17, 2011, Gartner, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, ValueAct Capital Master Fund, L.P. (“ValueAct Capital”) and Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co. (as the “Underwriters”), related to the sale by ValueAct Capital of an aggregate of 8,000,000 shares of the Company’s common stock (plus, at the option of the Underwriters, an additional 1,200,000 shares to cover over-allotments, if any) (the “Offering”). The Offering is being made pursuant to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-172266), which was previously filed with the Securities and Exchange Commission. The Company will not receive any of the proceeds from the sale of the shares of the Company’s common stock by ValueAct Capital.
     The Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Underwriting Agreement, dated February 17, 2011, by and among Gartner, Inc., ValueAct Capital Master Fund, L.P., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

Date: February 18, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	Underwriting Agreement, dated February 17, 2011, by and among Gartner, Inc., ValueAct Capital Master Fund, L.P., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co.